UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2015

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2014 Bonus Determinations

On February 13, 2015, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved cash bonus payments to certain of the Company’s named executive officers in respect of fiscal 2014. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on December 29, 2014 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the Bonus and Total columns in the fiscal 2014 summary compensation table for the named executive officers previously set forth in the Proxy Statement. No other amounts have changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1)($)	Option Awards (2)($)	All Other Compen sation (3)($)	Total ($)
John R. Ranelli	2014	673,000		505,000		1,078,157	—	418,806	2,674,963
President and Chief Executive Officer	2013	414,154	(4)	475,306	(5)	445,000	987,501	578,022	2,899,983
William E. Brown	2014	390,000		390,000		—	—	11,707	791,707
Chairman and former Chief Executive Officer	2013	490,000	(6)	—		—	—	10,813	500,813
	2012	675,000		—		—	—	13,870	688,870
Lori A. Varlas	2014	427,308		193,000		220,370	—	25,994	866,672
Senior Vice President and Chief Financial Officer	2013	414,616		105,000		—	87,500	26,279	633,395
	2012	409,231		105,000		—	123,750	26,567	664,548
Michael Reed	2014	435,962		220,000		543,006	—	24,361	1,223,329
Executive Vice President	2013	425,000		212,500	(7)	—	87,500	21,190	746,190
	2012	441,346		60,000		—	137,500	21,239	660,085
George A. Yuhas	2014	417,308		188,000		142,670	—	25,074	773,052
General Counsel	2013	404,615		165,000	(7)	—	87,500	25,731	682,846
Steven LaMonte	2014	270,423	(8)	—		—	—	225,673	496,096
Former Executive Vice President and President –	2013	436,915		—		—	122,500	258,587	818,002
Garden	2012	163,462	(8)	45,000		374,000	210,400	113,070	905,932

(1)	This column represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by the named executive officers.

(2)	This column represents the grant date fair value in accordance with ASC 718. Please refer to Note 14, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10–K filed on December 11, 2014 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.

(3)	The components of the “All Other Compensation” column for fiscal 2014 are detailed in the following table:

Description	Ranelli	Brown	Varlas	Reed	Yuhas	LaMonte
Company matching contribution to 401(k) plan	$2,071	$2,500	$3,050	$3,050	$2,254	$2,711
Medical and life insurance premiums	9,311	9,207	10,944	9,311	10,820	11,336
Car allowance or lease	12,000	—	12,000	12,000	12,000	6,000
Severance	—	—	—	—	—	205,385
Relocation expenses	84,560	—	—	—	—	—
Housing allowance	126,000	—	—	—	—	—
Tax gross-up payments	67,413	—	—	—	—	—

Total	$418,806	$11,707	$25,994	$24,361	$25,074	$225,672

(4)	Mr. Ranelli was appointed Chief Executive Officer in February 2013.

(5)	Reflects bonus for fiscal 2013 settled in fully vested shares of common stock.

(6)	Mr. Brown served as Chief Executive Officer until February 2013. His base salary was reduced from $675,000 per year to $390,000 per year to reflect the reduction in his responsibilities subsequent to stepping down as Chief Executive Officer.

(7)	Includes the $65,000 portion of the bonus for fiscal 2013 settled in fully vested shares of Class A common stock.

(8)	Mr. LaMonte served as Executive Vice President and President – Garden Products from May 2012 until February 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ John R. Ranelli
John R. Ranelli
President and Chief Executive Officer

Dated: February 20, 2015

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